EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 15, 2006 in the Amendment No. 1 to the Registration Statement (File No. 333-138123) and related Prospectus of Claymore Securities Defined Portfolios, Series 342.


                                                          /s/ Grant Thornton LLP


                                                              GRANT THORNTON LLP


Chicago, Illinois
November 15, 2006